Exhibit 99.1

Jerash Announces Results of Annual Meeting, Strong Factory Bookings

Fairfield, New Jersey – September 17, 2020 – Jerash Holdings (US), Inc. (Nasdaq: JRSH) (the “Company” or “Jerash”), a producer of high-quality textile goods for leading global brands, today announced results of its annual meeting of stockholders held on September 16, 2020. The Company also announced continued strong factory bookings into calendar year 2021 as customers prioritize production with Jerash in order to take advantage of high-quality production with no tariff duties on goods imported to the United States and European Union.

At the annual meeting of stockholders held on September 16, 2020, stockholders approved the election of Samuel Choi, Kitty Yang, Ibrahim Saif, Bill Korn and Mak Chi Yan to the board of directors of the Company, and ratified the selection of Friedman LLP as the independent registered public accounting firm of the Company for the 2021 fiscal year.

“Jerash is fortunate to have the support of our stockholders in electing a strong board of directors with multinational business experience as we continue to execute on our growth strategies,” said Samuel Choi, Chairman and Chief Executive Officer of Jerash. “Our factories in Jordan are fully booked through the year end and quickly filling into the spring of 2021. We continue to expand our business activity with new customer brands, as well as ship initial orders for our new PPE products to both consumer and healthcare end customers. This is an exciting time for Jerash, and I wish to extend my thank to our employees for their diligence in working toward our continued success. With our debt-free balance sheet and strong cash position, we are well funded to take advantage of opportunities to further our capabilities and add capacity to support further growth ahead.”

About Jerash Holdings (US), Inc.

Jerash Holdings (US), Inc. (Nasdaq: JRSH) is a manufacturer utilized by many well-known brands and retailers, such as Walmart, Costco, Hanes, New Balance, G-III, VF Corporation (which owns brands such as The North Face, Timberland, JanSport, etc.), and PVH Corp. (which owns brands such as Calvin Klein, Tommy Hilfiger, IZOD, etc.). Its production facilities comprise four factory units, one workshop, and three warehouses and it currently employs approximately 4,100 people. The total annual capacity at its facilities was approximately 8.0 million pieces as of June 30, 2020. Additional information is available at http://www.jerashholdings.com.

Forward Looking Statements

This news release contains forward-looking statements that involve risks and uncertainties, which may cause actual results to differ materially from the statements made. When used in this document, the words “may”, “would”, “could”, “will”, “intend”, “plan”, “anticipate”, “believe”, “estimate”, “expect”, “seek”, “potential,” “outlook” and similar expressions are intended to identify forward-looking statements. Such statements reflect Jerash’s current views with respect to future events and are subject to such risks and uncertainties. Many factors could cause actual results to differ materially from the statements made, including those risks described from time to time in filings made by Jerash with the Securities and Exchange Commission. In addition, there is uncertainty about the further spread of the COVID-19 virus or the occurrence of a second wave of cases and the impact it may have on the Company’s operations, the demand for the Company’s products, global supply chains and economic activity in general. These and other risks and uncertainties are detailed in the Company’s filings with the Securities and Exchange Commission. Should one or more of these risks or uncertainties materialize, or should assumptions underlying the forward-looking statements prove incorrect, actual results may vary materially from those described herein as intended, planned, anticipated or expected. Statements contained in this news release regarding past trends or activities should not be taken as a representation that such trends or activities will continue in the future. Jerash does not intend and does not assume any obligation to update these forward-looking statements, other than as required by law.

Contact Information:

Matt Kreps, Darrow Associates Investor Relations

(214) 597-8200

mkreps@darrowir.com